CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 24, 2012, relating to the financial statements and financial highlights which appear in the June 30, 2012 Annual Report to Shareholders of JPMorgan Alternative Strategies Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial ” Highlights and Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 26, 2013